JAVELIN MORTGAGE INVESTMENT CORP. SECOND QUARTER CONFERENCE CALL SCHEDULED FOR AUGUST 3, 2015

VERO BEACH, Fla. - JULY 30, 2015 - JAVELIN Mortgage Investment Corp. (NYSE: JMI) (“JAVELIN” or the “Company”) announced today that it will provide an online, real-time webcast of its conference call with equity analysts covering second quarter 2015 operating results on Monday, August 3, 2015. The Company will issue its second quarter 2015 earnings release on Friday, July 31, 2015.

The live broadcast of the Company’s quarterly conference call will be available online at https://www.webcaster4.com/Webcast/Page/954/9833, on August 3, 2015, beginning at 9:30 a.m. (ET). The online replay will be available on the Company’s website http://www.javelinreit.com and continue for one year.

About JAVELIN Mortgage Investment Corp.
JAVELIN is a Maryland corporation that invests primarily in fixed rate, adjustable rate and hybrid adjustable rate residential mortgage-backed securities (“RMBS”) and non-Agency RMBS. JAVELIN is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).

Investor Contact:

James R. Mountain
Chief Financial Officer
JAVELIN Mortgage Investment Corp.
(772) 617-4340